SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2004

FIRST ACCEPTANCE CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	6331	75-1328153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1365 Dallas, Texas 75201
(Address of Principal Executive Offices, including Zip Code)

(214) 871-5935
(Registrant’s Telephone Number, Including Area Code)

LIBERTÉ INVESTORS INC.
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On April 30, 2004, we issued a press release entitled “Liberté Investors Inc. Annouces Closing of $50 million Rights Offering, Acquisition of USAuto Holdings and Change of Trading Symbol.” The press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.  In addition, effective April 30, 2004, we changed our name to First Acceptance Corporation.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

USAuto Holdings, Inc.’s consolidated financial statements as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, included in Amendment No. 3 to Company’s Registration Statement on Form S-1, dated as of  March 23, 2003, are incorporated herein by reference.

(c) Exhibits

3.1	Restated Certificate of Incorporation of First Acceptance Corporation

3.2	Amended and Restated Bylaws of First Acceptance Corporation

10.1	Advisory Services Agreement, dated as of April 30, 2004, by and between First Acceptance Corporation and Edwards Capital LLC

10.2	Separation Agreement dated as of April 30, 2004, by and between First Acceptance Corporation and Donald J. Edwards

10.3	Employment Agreement, dated as of April 30, 2004, by and between First Acceptance Corporation and Stephen J. Harrison

10.4	Employment Agreement, dated as of April 30, 2004, by and between First Acceptance Corporation and Thomas M. Harrison, Jr.

10.5	Nonqualified Stock Option Agreement, dated as of April 30, 2004, by and between First Acceptance Corporation and Stephen J. Harrison

10.6	Nonqualified Stock Option Agreement, dated as of April 30, 2004, by and between First Acceptance Corporation and Thomas M. Harrison, Jr.

10.7	Registration Rights Agreement, dated as of April 30, 2004, by and among First Acceptance Corporation, Stephen J. Harrison and Thomas M. Harrison, Jr.

99.1	Press Release dated April 30, 2004.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May   , 2004.

FIRST ACCEPTANCE CORPORATION

/s/ Stephen J. Harrison
Date:	04/30/04	By:	Stephen J. Harrison
		Its:	Chief Executive Officer and President